UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Translate Bio, Inc. (the “Company”), the Board increased the authorized number of directors constituting the Board from six (6) to seven (7) and appointed Robert J. Meyer, M.D. as a director to serve on the Board, effective immediately. Dr. Meyer shall serve as a class I director to serve until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Meyer will be serving on the Board as a non-employee, independent director. The Board has determined Dr. Meyer is an “independent” director under applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace Rules.

The Board expects to appoint Dr. Meyer to one or more committees of the Board at a later date. The Company will provide the foregoing information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available.

Dr. Meyer will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed director compensation policy, including the automatic grant upon his election of a nonqualified stock option to purchase 37,800 shares of the Company’s common stock at an exercise price equal to $7.49 per share, the closing price of the Company’s common stock on the date of grant, which option will vest and become exercisable in equal monthly installments over the next three years, subject to Dr. Meyer’s continued service. Dr. Meyer will also be entitled to receive annual cash retainers for his board and committee service and annual equity grants in accordance with the director compensation policy.

There are no arrangements or understandings between Dr. Meyer and any other persons pursuant to which he was selected as a director. Dr. Meyer has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Meyer and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Meyer will enter into the Company’s standard form of indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: January 3, 2019	By:	/s/ Paul Burgess
Paul Burgess
Chief Legal Officer and Secretary